AMENDMENT TO THE DISTRIBUTION AGREEMENT
THIS AMENDMENT to the Distribution Agreement dated March 31, 2020, (the “Agreement”) by and among ETF Series Solutions (the “Trust”), a Delaware statutory trust, Quasar Distributors, LLC (the “Distributor”), a Delaware limited liability company, and with respect to Article 5 of the original Agreement, ClearShares, LLC (the “Adviser,” and collectively with the Trust and Distributor, the “Parties”) is entered into by and among the Parties to the Agreement.
RECITALS
WHEREAS, the Parties have entered into the Agreement; and
WHEREAS, the Agreement incorporates by reference the terms of a Distribution Agreement among the Parties dated April 27, 2017 (the “Original Agreement”); and
WHEREAS, the Parties desire to amend the series of the Trust set forth in Schedule A to the Original Agreement, and incorporated by reference into the Agreement, as previously amended in an Amendment to the Original Agreement dated July 3, 2018 to add the ClearShares Ultra-Short Maturity ETF to Schedule A; and
WHEREAS, Section 13 of the Original Agreement, and incorporated by reference into the Agreement, allows for its amendment by a written instrument executed by all parties.
NOW, THEREFORE, the Parties agree as follows:
Schedule A of the Original Agreement is replaced with the attached Schedule A.
The amendment will become effective upon the commencement of operations of the ClearShares Piton Intermediate Fixed Income ETF. Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS on behalf of the series listed on Schedule A	QUASAR DISTRIBUTORS, LLC

By: /s/ Isabella K. Gentile	By: /s/ Mark Fairbanks
Name: Isabella K. Gentile	Name: Mark Fairbanks
Title: Assistant Secretary	Title: Vice President
Date: September 28, 2020	Date: September 28, 2020

CLEARSHARES, LLC
By: /s/ Thomas Deegan
Name: Thomas Deegan
Title: Chief Executive Officer
Date: September 28, 2020

SCHEDULE A

List of Funds

Name of Series
ClearShares OCIO ETF
ClearShares Ultra-Short Maturity ETF
ClearShares Piton Intermediate Fixed Income ETF

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